Exhibit 99.5

         (Text of graph posted to Ashland Inc.'s website concerning
                  Ashland Performance Materials' revenue)

                      Net Monthly Sales ($, Millions)

                2002       2003       2004       2005       2006       2007
               ------     ------     ------     ------     ------     ------

January          57.4       62.8       66.3      103.5      110.4      133.3
February         65.9       69.1       85.5      111.9      116.3      111.9
March            64.5       73.8       87.7      122.5      119.6
April            73.6       78.0       91.2      125.8      117.0
May              73.9       75.5       85.7      129.9      124.1
June             72.3       80.0       98.0      127.9      128.6
July             68.1       74.5       89.8      108.5      117.7
August           71.9       80.2       94.3      121.7      126.5
September        68.5       66.4       89.5      110.5      113.3
October          78.9       87.1      103.6      125.1      132.8
November         70.2       74.6      105.2      120.6      123.0
December         65.5       76.6       97.7      106.1      110.2


              12 Month Net Sales Rolling Average ($, Millions)

                2002       2003       2004       2005       2006       2007
               ------     ------     ------     ------     ------     ------

January          65.5       69.7       75.2       94.3      118.4      121.9
February         66.1       70.0       76.5       96.5      118.8      121.5
March            65.9       70.7       77.7       99.4      118.5
April            66.8       71.1       78.8      102.3      117.8
May              67.6       71.2       79.6      106.0      117.3
June             67.2       71.9       81.1      108.4      117.4
July             67.2       72.4       82.4      110.0      118.1
August           67.4       73.1       83.6      112.3      118.5
September        67.9       72.9       85.5      114.1      118.8
October          68.2       73.6       86.9      115.8      119.4
November         68.6       74.0       89.4      117.1      119.6
December         69.2       74.9       91.2      117.8      120.0